Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad reports third quarter and year-to-date 2026 results

Updates full-year 2026 financial guidance, improving Net Sales range

Provided $23 million of returns to shareholders year-to-date

SUSSEX, Wis., October 28, 2026 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the third quarter ended September 30, 2026.

Recent Highlights

•Realized Net Sales of $587 million in the third quarter of 2026, consistent with $588 million in the third quarter of 2025.
•Recognized Net Earnings of $6 million and $0.11 Diluted Earnings Per Share in the third quarter of 2026, compared to Net Earnings of $10 million and $0.21 Diluted Earnings Per Share in 2025.
•Reported Non-GAAP Adjusted EBITDA of $51 million in the third quarter of 2026, compared to $53 million in 2025.
•Achieved $0.35 Adjusted Diluted Earnings Per Share in the third quarter of 2026, an increase of 13% from $0.31 per share in 2025.
•Announced Direct, Quad’s newly branded full-service direct marketing agency, which provides integrated audience intelligence, pre-market creative validation, production and measurement solutions.
•Accelerated growth of In-Store Connect by signing the in-store retail network’s first national retailer with screens to launch across 30 Florida stores this winter.
•Repurchased 1.0 million shares of Quad Class A common stock in 2026, bringing total repurchases to 8.4 million shares since commencing buybacks in 2022, representing approximately 15% of Quad’s March 31, 2022, outstanding shares.
•Declared quarterly dividend of $0.10 per share payable December 4, 2026.
•Updates full-year 2026 financial guidance:
◦Improves midpoint of Adjusted Annual Net Sales Change guidance range from -3% to -2%.
◦Narrows Adjusted EBITDA and Free Cash Flow guidance within original ranges.
◦Maintains year-end 2026 Net Debt Leverage Ratio guidance at approximately 1.5x while providing shareholder returns and investing in growth and automation initiatives.

Joel Quadracci, Chairman and Chief Executive Officer of Quad, said: “Clients are increasingly engaging multiple Quad solutions, supporting new-business growth and advancing our position as an integrated marketing experience company. By connecting our clients with a broader range of capabilities, we are deepening relationships, increasing our share of client marketing spend and creating more durable revenue opportunities. We have seen this with multiple retailers, including Wakefern and Chedraui USA’s Smart & Final banner, which have recently expanded their relationship with Quad beyond print to In-Store Connect and Rise media services.

“We also continue to build differentiated capabilities in areas where clients are seeking more connected and measurable marketing solutions. Through Direct, our recently branded full-service direct marketing agency, we are helping clients improve marketing performance by combining audience intelligence, pre-market creative validation, production and measurement into a single connected solution. In our in-store business, we continue to help clients rapidly scale their brand activations across retailers while introducing them to additional Quad capabilities. During the quarter, In-Store Connect reached an important milestone with the signing of the network’s first national retailer. With thousands of stores across the U.S., this relationship creates a significant opportunity to expand the scale and reach of our retail media network, benefiting both participating consumer brands and our retail partners.

“At the same time, we continue to strengthen our platform operating model through automation, AI-enabled tools and disciplined cost management. These initiatives are helping drive increased productivity, strengthen margins and support our commitment to deliver strong full-year financial performance.”

Added Tony Staniak, Chief Financial Officer and Treasurer of Quad: “As a reflection of our sales momentum with new and existing clients, we are improving the range of our full-year 2026 Adjusted Annual Net Sales Change guidance, demonstrating continued advancement from the previous 2026 guidance and the 4.8% decline we reported for full-year 2025 when adjusting for the divestiture of our European operations effective February 2025. Our Adjusted Annual Net Sales Change guidance improvement represents another meaningful measure of progress toward our goal of achieving an inflection to Net Sales growth in 2028. We are also narrowing full-year Adjusted EBITDA and Free Cash Flow within our original guidance ranges, and we expect to achieve a low Net Debt Leverage Ratio of 1.5x at year-end 2026. We are closely monitoring uncertainties in the macroeconomic environment and will continue our disciplined approach to how we manage all aspects of our business, including treating all costs as variable, optimizing capacity utilization and maintaining strong labor management to mitigate the impact of rising costs on our business and our clients. These initiatives continue to fuel strong manufacturing operations and drive productivity gains to help offset secular declines in large-scale print. They also support our balanced capital allocation strategy, including $23 million of capital returned to shareholders year-to-date through $15 million of cash dividends and $8 million of share repurchases. Our next quarterly dividend of $0.10 per share is payable December 4, 2026, and we expect to remain opportunistic in terms of future share repurchases.”

Third Quarter 2026 Financial Results

•Net Sales were $587 million in the third quarter of 2026, consistent with the same period in 2025. Higher logistics sales were offset by lower large-scale print volumes and lower agency solutions sales.

•Net Earnings were $6 million, or $0.11 Diluted Earnings Per Share, in the third quarter of 2026 compared to $10 million, or $0.21 Diluted Earnings Per Share, in the third quarter of 2025. The decrease was primarily due to increased restructuring, impairment and transaction-related charges, net, partially offset by lower income tax expense, lower selling, general and administrative expenses, lower interest expense and lower depreciation and amortization. Diluted Earnings Per Share were also lower primarily due to the decrease in Net Earnings.
•Adjusted EBITDA was $51 million in the third quarter of 2026, compared to $53 million in the same period in 2025. The decrease was primarily due to the mix of Net Sales.

•Adjusted Diluted Earnings Per Share was $0.35 in the third quarter of 2026, as compared to $0.31 in the third quarter of 2025, an increase of 13%.

Year-to-Date 2026 Financial Results

•Net Sales were $1.7 billion in the nine months ended September 30, 2026, a decrease of 2% compared to the same period in 2025. Excluding the 1% impact of the divestiture of the Company’s European operations, Net Sales declined 1%. The decline in Net Sales was primarily due to lower large-scale print volumes and lower agency solutions sales, partially offset by higher logistics sales and higher paper sales.

•Net Earnings were $15 million, or $0.31 Diluted Earnings Per Share, in the nine months ended September 30, 2026, compared to Net Earnings of $16 million, or $0.32 Diluted Earnings Per Share, in the same period in 2025. The decrease was primarily due to increased restructuring, impairment and transaction-related charges, net, partially offset by lower interest expense, lower selling, general and administrative expenses, lower depreciation and amortization and lower income tax expense. Diluted Earnings Per Share were also lower due to the decrease in Net Earnings.

•Adjusted EBITDA was $138 million in the nine months ended September 30, 2026, as compared to $141 million in the same period in 2025. The decrease was primarily due to the impact of lower Net Sales as well as the mix of Net Sales, partially offset by lower selling, general and administrative expenses.

•Adjusted Diluted Earnings Per Share was $0.84 in the nine months ended September 30, 2026, as compared to $0.65 in the same period in 2025, an increase of 29%.

•Net Cash Used in Operating Activities was $62 million in the nine months ended September 30, 2026, compared to $50 million in the same period in 2025. Free Cash Flow was negative $100 million in 2026, compared to negative $87 million in 2025. As a reminder, the Company historically generates most of its Free Cash Flow in the fourth quarter of the year.

•Net Debt was $422 million at September 30, 2026, as compared to $308 million at December 31, 2025, and $465 million at September 30, 2025. Compared to December 31, 2025, Net Debt increased primarily due to negative $100 million in Free Cash Flow and the payment of cash dividends and share repurchases, partially offset by proceeds from the sale of property, plant and equipment in Peru. When removing seasonality, Net Debt decreased $43 million or 9%.

Dividend

Quad’s next quarterly dividend of $0.10 per share will be payable on December 4, 2026, to shareholders of record as of November 17, 2026.

Updated Full-Year 2026 Guidance

The Company updates its full-year 2026 financial guidance as follows:

Financial Metric	Original 2026 Guidance	Updated 2026 Guidance
Adjusted Annual Net Sales Change (1)	1% to 5% decline	1% to 3% decline
Full-Year Adjusted EBITDA	$175 million to $215 million	$185 million to $195 million
Free Cash Flow	$40 million to $60 million	$45 million to $55 million
Capital Expenditures	$55 million to $65 million	Approximately $55 million
Year-End Net Debt Leverage Ratio (2)	Approximately 1.5x	Approximately 1.5x
(1) Adjusted Annual Net Sales Change excludes the 2025 Net Sales of $23 million from the Company’s European operations, divested on February 28, 2025.
(2) Net Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a live webcast and conference call to discuss the results on Thursday, October 29, 2026, at 8:30 a.m. ET.

Those wishing to participate via the webcast should access the call through the investor relations section of Quad’s website at quad.com/investor-relations. Those wishing to participate via telephone may dial in at 877-328-5508 (USA) or 412-317-5424 (International). Participants may pre-register for the conference call at https://dpregister.com/sreg/10211867/104daeb5330.

The webcast replay will be available through the investor relations section of Quad’s website.

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey. The company tailors its uniquely flexible, scalable and connected solutions to each client’s objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs approximately 10,000 people in 10 countries and serves approximately 2,100 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, capital expenditures, leverage, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company, including information under the heading “Updated Full-Year 2026 Guidance,” and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” or “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creating downward pricing pressures and potential under-utilization of assets; the impact of changes in postal rates, service levels or regulations; the impact of rapid changes in technology, including artificial intelligence, and the risk the Company is unable to adapt its marketing offerings to compete in this technology-driven environment; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates, and the risk the Company is unable to pass along such increases to clients; the impact macroeconomic conditions, including elevated interest rates, postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the risk the Company is unable to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment, goodwill and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cybersecurity, consumer protection, safety, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization (EBITDA), restructuring, impairment and transaction-related charges, net and the settlement charge from defined benefit pension plan annuitization. EBITDA Margin and Adjusted EBITDA Margin are defined as EBITDA or Adjusted EBITDA divided by Net Sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Net Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the trailing twelve months Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact
Julie Fraundorf
Executive Director, Corporate Development & Investor Relations
IR@quad.com

Media Contact
Claire Ho
Director, Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Net sales	$586.7	$588.0
Cost of sales	458.9	454.1
Selling, general and administrative expenses	76.9	80.9
Depreciation and amortization	17.8	19.3
Restructuring, impairment and transaction-related charges, net	19.2	7.3
Total operating expenses	572.8	561.6
Operating income	13.9	26.4
Interest expense	9.7	12.8
Net pension (income) expense	(0.2)	0.4
Earnings before income taxes	4.4	13.2
Income tax (benefit) expense	(1.1)	3.0
Net earnings	$5.5	$10.2

Earnings per share
Basic	$0.11	$0.21
Diluted	$0.11	$0.21

Weighted average number of common shares outstanding
Basic	47.9	47.5
Diluted	50.4	49.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Net sales	$1,745.2	$1,789.3
Cost of sales	1,373.1	1,402.2
Selling, general and administrative expenses	234.9	244.6
Depreciation and amortization	53.4	59.7
Restructuring, impairment and transaction-related charges, net	37.3	23.1
Total operating expenses	1,698.7	1,729.6
Operating income	46.5	59.7
Interest expense	28.6	38.4
Net pension (income) expense	(0.6)	1.1
Earnings before income taxes	18.5	20.2
Income tax expense	3.1	4.3
Net earnings	$15.4	$15.9

Earnings per share
Basic	$0.32	$0.33
Diluted	$0.31	$0.32

Weighted average number of common shares outstanding
Basic	47.9	47.7
Diluted	50.0	50.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2026 and December 31, 2025
(in millions)

	(UNAUDITED) September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$22.8	$63.3
Receivables, less allowance for credit losses	330.5	294.8
Inventories	188.7	143.5
Prepaid expenses and other current assets	32.0	36.8
Total current assets	574.0	538.4

Property, plant and equipment—net	445.1	461.6
Operating lease right-of-use assets—net	64.2	68.0
Goodwill	107.6	107.6
Other intangible assets—net	10.8	13.7
Other long-term assets, less allowance for credit losses	48.7	63.6
Total assets	$1,250.4	$1,252.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$328.1	$342.0
Other current liabilities	186.6	211.7
Short-term debt and current portion of long-term debt	51.8	47.0
Current portion of finance lease obligations	0.8	0.5
Current portion of operating lease obligations	23.1	23.0
Total current liabilities	590.4	624.2

Long-term debt	390.2	322.9
Finance lease obligations	1.5	0.8
Operating lease obligations	45.2	49.8
Deferred income taxes	4.7	4.0
Other long-term liabilities	97.9	122.6
Total liabilities	1,129.9	1,124.3

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	844.6	846.2
Treasury stock, at cost	(41.1)	(36.3)
Accumulated deficit	(623.0)	(623.2)
Accumulated other comprehensive loss	(61.4)	(59.5)
Total shareholders’ equity	120.5	128.6
Total liabilities and shareholders’ equity	$1,250.4	$1,252.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net earnings	$15.4	$15.9
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	53.4	59.7
Impairment charges	9.1	5.1
Amortization of debt issuance costs and original issue discount	1.2	1.2
Stock-based compensation	5.9	5.1
Loss on the sale of a business	—	0.5
Gain on the sale or disposal of property, plant and equipment, net	(13.7)	(4.7)
Provision for credit losses	13.1	2.5
Deferred income taxes	1.2	1.4
Changes in operating assets and liabilities - net of acquisitions and divestitures	(148.0)	(136.7)
Net cash used in operating activities	(62.4)	(50.0)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(37.6)	(36.5)
Cost investment in unconsolidated entities	—	(0.3)
Proceeds from the sale of property, plant and equipment	18.1	12.5
Acquisition of a business	(1.9)	(16.3)
Other investing activities	0.2	(2.7)
Net cash used in investing activities	(21.2)	(43.3)

FINANCING ACTIVITIES
Payments of current and long-term debt	(27.6)	(19.6)
Payments of finance lease obligations	(0.4)	(0.9)
Borrowings on revolving credit facilities	901.4	953.8
Payments on revolving credit facilities	(803.6)	(862.8)
Proceeds from issuance of long-term debt	0.6	20.0
Purchases of treasury stock	(8.4)	(7.8)
Equity awards redeemed to pay employees’ tax obligations	(3.8)	(3.6)
Payment of cash dividends	(14.9)	(10.9)
Net cash provided by financing activities	43.3	68.2

Effect of exchange rates on cash and cash equivalents	(0.2)	0.4
Net decrease in cash and cash equivalents, including cash classified as held for sale	(40.5)	(24.7)
Less: net decrease in cash classified as held for sale	—	(1.7)
Net decrease in cash and cash equivalents	(40.5)	(23.0)
Cash and cash equivalents at beginning of period	63.3	29.2
Cash and cash equivalents at end of period	$22.8	$6.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended September 30, 2026
United States Print and Related Services	$540.0	$35.1	$9.0
International	46.7	2.0	(0.9)
Total operating segments	586.7	37.1	8.1
Corporate	—	(23.2)	11.1
Total	$586.7	$13.9	$19.2

Three months ended September 30, 2025
United States Print and Related Services	$544.8	$36.5	$6.6
International	43.2	2.5	0.3
Total operating segments	588.0	39.0	6.9
Corporate	—	(12.6)	0.4
Total	$588.0	$26.4	$7.3

Nine months ended September 30, 2026
United States Print and Related Services	$1,597.0	$87.9	$22.5
International	148.2	7.6	2.7
Total operating segments	1,745.2	95.5	25.2
Corporate	—	(49.0)	12.1
Total	$1,745.2	$46.5	$37.3

Nine months ended September 30, 2025
United States Print and Related Services	$1,623.1	$91.0	$18.7
International	166.2	7.0	3.3
Total operating segments	1,789.3	98.0	22.0
Corporate	—	(38.3)	1.1
Total	$1,789.3	$59.7	$23.1
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2026 and 2025
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Net earnings	$5.5	$10.2
Interest expense	9.7	12.8
Income tax (benefit) expense	(1.1)	3.0
Depreciation and amortization	17.8	19.3
EBITDA (non-GAAP)	$31.9	$45.3
EBITDA Margin (non-GAAP)	5.4%	7.7%

Restructuring, impairment and transaction-related charges, net (1)	19.2	7.3
Adjusted EBITDA (non-GAAP)	$51.1	$52.6
Adjusted EBITDA Margin (non-GAAP)	8.7%	8.9%
______________________________
(1)Operating results for the three months ended September 30, 2026 and 2025, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended September 30,
	2026	2025
Employee termination charges (a)	$6.3	$2.3
Impairment charges (b)	8.1	0.6
Transaction-related charges (c)	11.0	0.4
Integration costs (d)	0.2	1.6
Other restructuring charges (income) (e)	(6.4)	2.4
Restructuring, impairment and transaction-related charges, net	$19.2	$7.3
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, including $7.5 million of foreign currency translation adjustments related to the closure of the Lima, Peru operations during the three months ended September 30, 2026, and charges for operating lease right-of-use assets during the three months ended September 30, 2025.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, and a $10.8 million credit loss expense related to a note receivable in 2026.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $13.6 million gain on the sale of Lima, Peru property, plant and equipment during the three months ended September 30, 2026.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2026 and 2025
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Net earnings	$15.4	$15.9
Interest expense	28.6	38.4
Income tax expense	3.1	4.3
Depreciation and amortization	53.4	59.7
EBITDA (non-GAAP)	$100.5	$118.3
EBITDA Margin (non-GAAP)	5.8%	6.6%

Restructuring, impairment and transaction-related charges, net (1)	37.3	23.1
Adjusted EBITDA (non-GAAP)	$137.8	$141.4
Adjusted EBITDA Margin (non-GAAP)	7.9%	7.9%
______________________________
(1)Operating results for the nine months ended September 30, 2026 and 2025, were affected by the following restructuring, impairment and transaction-related charges, net:

	Nine Months Ended September 30,
	2026	2025
Employee termination charges (a)	$17.4	$8.8
Impairment charges (b)	9.1	5.1
Transaction-related charges (c)	11.6	3.4
Integration costs (d)	0.9	1.8
Other restructuring charges (income) (e)	(1.7)	4.0
Restructuring, impairment and transaction-related charges, net	$37.3	$23.1
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, including $7.5 million of foreign currency translation adjustments related to the closure of the Lima, Peru operations during the nine months ended September 30, 2026, and charges for operating lease right-of-use assets during the nine months ended September 30, 2025.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, and a $10.8 million credit loss expense related to a note receivable in 2026 and charges related to the sale of the European operations in 2025.
(d)Integration costs were primarily costs related to the integration of acquisitions.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $13.6 million gain on the sale of Lima, Peru property, plant and equipment during the nine months ended September 30, 2026, and a $4.3 million gain on the sale of the West Sacramento, California facility during the nine months ended September 30, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Net cash used in operating activities	$(62.4)	$(50.0)

Less: purchases of property, plant and equipment	37.6	36.5

Free Cash Flow (non-GAAP)	$(100.0)	$(86.5)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND NET DEBT LEVERAGE RATIO
As of September 30, 2026 and December 31, 2025
(in millions, except ratio)
(UNAUDITED)

	September 30, 2026		December 31, 2025(2)
Total debt and finance lease obligations on the condensed consolidated balance sheets	$444.3		$371.2
Less: Cash and cash equivalents	22.8		63.3
Net Debt (non-GAAP)	$421.5		$307.9

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$192.6		$196.2

Net Debt Leverage Ratio (non-GAAP)	2.19	x	1.57	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2026, and December 31, 2025, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2025(2)	September 30, 2026	September 30, 2025	September 30, 2026
Net earnings	$27.0	$15.4	$15.9	$26.5
Interest expense	50.5	28.6	38.4	40.7
Income tax expense	5.5	3.1	4.3	4.3
Depreciation and amortization	78.6	53.4	59.7	72.3
EBITDA (non-GAAP)	$161.6	$100.5	$118.3	$143.8
Restructuring, impairment and transaction-related charges, net	21.8	37.3	23.1	36.0
Settlement charge from defined benefit pension plan annuitization	12.8	—	—	12.8
Adjusted EBITDA (non-GAAP)	$196.2	$137.8	$141.4	$192.6

(2)Financial information for the year ended December 31, 2025, is included as reported in the Company’s 2025 Annual Report on Form 10-K filed with the SEC on February 18, 2026.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Earnings before income taxes	$4.4	$13.2

Restructuring, impairment and transaction-related charges, net	19.2	7.3
Adjusted net earnings, before income taxes (non-GAAP)	23.6	20.5

Income tax expense at 25% normalized tax rate	5.9	5.1
Adjusted net earnings (non-GAAP)	$17.7	$15.4

Basic weighted average number of common shares outstanding	47.9	47.5
Plus: effect of dilutive equity incentive instruments	2.5	2.2
Diluted weighted average number of common shares outstanding	50.4	49.7

Adjusted diluted earnings per share (non-GAAP) (1)	$0.35	$0.31

Diluted earnings per share (GAAP)	$0.11	$0.21
Restructuring, impairment and transaction-related charges, net per share	0.38	0.14
Income tax (benefit) expense from condensed consolidated statement of operations per share	(0.02)	0.06
Income tax expense at 25% normalized tax rate per share	(0.12)	(0.10)
Adjusted diluted earnings per share (non-GAAP) (1)	$0.35	$0.31
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Earnings before income taxes	$18.5	$20.2

Restructuring, impairment and transaction-related charges, net	37.3	23.1
Adjusted net earnings, before income taxes (non-GAAP)	55.8	43.3

Income tax expense at 25% normalized tax rate	14.0	10.8
Adjusted net earnings (non-GAAP)	$41.8	$32.5

Basic weighted average number of common shares outstanding	47.9	47.7
Plus: effect of dilutive equity incentive instruments	2.1	2.3
Diluted weighted average number of common shares outstanding	50.0	50.0

Adjusted diluted earnings per share (non-GAAP) (1)	$0.84	$0.65

Diluted earnings per share (GAAP)	$0.31	$0.32
Restructuring, impairment and transaction-related charges, net per share	0.75	0.46
Income tax expense from condensed consolidated statement of operations per share	0.06	0.09
Income tax expense at 25% normalized tax rate per share	(0.28)	(0.22)
Adjusted diluted earnings per share (non-GAAP) (1)	$0.84	$0.65
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.